AMENDMENT TO SERVICES AGREEMENT

      This Amendment ("Amendment") is made as of May 10, 2002, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and Tocqueville Asset Management, L.P. ("Fund Affiliate"), and amends the Services Agreement made as of April 11, 1997, as amended thereafter ("Services Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Services Agreement.

      WHEREAS, the parties wish to amend Exhibit B to the Services Agreement to modify certain Fee payment obligations; and

      WHEREAS, the parties wish to amend Schedule I to the Services Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. Section 5 of Exhibit B to the Services Agreement shall be deleted in its entirety and the following Section 5 shall be inserted in lieu thereof:

            5. The Fee is due and payable by Fund Parties upon receipt of the invoice setting forth such Fee. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. The Fee shall accrue interest on any outstanding amount from the date of the invoice, and Schwab shall be entitled to charge Fund Parties the accrued interest in the event that Schwab has not received full payment by the last Business Day of the month in which the invoice is rendered. The rate of interest shall be the Federal Funds "offered" rate for each day as published in The Wall Street Journal on the last Business Day of each month during which any amount of the Fee remains outstanding. Schwab shall not be entitled to charge Fund Parties the accrued interest on any amount for which Schwab has received payment by the last Business Day of the month in which the invoice is rendered.

2. Sections 16(b) and (c) to the Services Agreement shall be deleted in their entirety and the following Sections 16(b), (c) and (d) shall be inserted in lieu thereof:

            16. b. This Agreement may be terminated as to a Fund (i) by any party upon ninety (90) days' written notice to the other parties or (ii) by any party upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over such terminating party or (iii) by Fund Parties, upon notice to Schwab of the termination of any Rule 12b-1 Plan as to any Fund that had such Rule 12b-1 Plan in effect as of its effective date on this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan.

                  c. Notwithstanding any termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination, and as to each share of the Fund which results from reinvesting the dividends or capital gains distributed on such shares (each a "Pre-Termination Share"), for so long as such Pre-Termination
            Share is held in any of the Account(s) (as defined in the Operating Agreement) and Schwab continues to perform substantially all of the Services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.

                  d. In the event a Fund merges or is subject to some other form of business reorganization such that shareholders of the Fund receive shares of an entity not listed on Schedule I to this Agreement (each share a "Reorganized Share"), each such Reorganized Share shall be deemed to be a Pre-Termination Share and Fund Parties will remain obligated to pay Schwab the Fee as to each Reorganized Share for so long as such Reorganized Share is held in any Schwab account, unless such Reorganized Share is subject to a services agreement with Schwab other than this services agreement.

3. Schedule I to the Services Agreement shall be deleted in its entirety and
Schedule I attached hereto shall be inserted in lieu thereof.

4. Except as specifically set forth herein, all other provisions of the Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.

By:                                       By:
      ------------------------------            ------------------------
      William M. Thomas
      Senior Vice President               Name:
      Mutual Funds                              ------------------------

                                             as                         of
                                               ------------------------
Date:                                                 (Title)
      ------------------------------
                                          each Fund Company listed on Schedule I
TOCQUEVILLE ASSET MANAGEMENT, L.P.        hereto, on behalf of each such Fund
                                          Company and on behalf of each Fund
By:
      ------------------------------
      Its General Partner

By:
      ------------------------------

Name:
      ------------------------------

Title:
      ------------------------------

Date:
      ------------------------------

                                   SCHEDULE I
                            TO THE SERVICES AGREEMENT

Fund Company/ /Funds                                         Effective Date
--------------------                                         --------------
The Tacqueville Alexis Trust
      The Tocqueville Alexis Fund                            5/10/02
The Tocqueville Trust
      The Tocqueville Fund                                   4/11/97
      The Tocqueville Gold Fund                              9/1/98
      The Tocqueville International Value Fund               4/11/97
      The Tocqueville Small Cap Value Fund                   4/11/97

Accepted by:
CHARLES SCHWAB & CO., INC.


By:                                       By:
      ------------------------------            ------------------------
      William M. Thomas
      Senior Vice President               Name:
                                                ------------------------
      Mutual Funds
                                             as                          of
                                                ------------------------
Date:                                                    (Title)
      ------------------------------

                                          each Fund Company listed on this
Acknowledged by:                          Schedule I, on behalf of each such
TOCQUEVILLE ASSET MANAGEMENT, L.P.        Fund Company and on behalf of each
                                          Fund

By:                                       Date:
      ------------------------------            ------------------------
      Its General Partner

By:
      ------------------------------

Name:
      ------------------------------

Title:
      ------------------------------

Date:
      ------------------------------

                        AMENDMENT TO OPERATING AGREEMENT

      This Amendment ("Amendment') is made as of May 10, 2002, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of April 11, 1997, as amended thereafter ("Operating Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

      WHEREAS, the parties wish to amend Schedule I to the Operating Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

      1. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

2. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.

By:                                       By:
      ------------------------------            ------------------------
      Fred Potts
      Vice President/Mutual Funds         Name:
      Operations Administration                 ------------------------

                                             as                          of
                                               -------------------------
Date:                                                 (Title)
      ------------------------------
                                          each Fund Company listed on
                                          Schedule I hereto, on behalf of each
                                          such Fund Company and on behalf of
                                          each Fund

                                          Date:
                                                ------------------------

                                   SCHEDULE I
                           TO THE OPERATING AGREEMENT

Fund Company/Funds                                           Effective Date
------------------                                           --------------
The Tocqueville Alexis Trust NL
      The Tocqueville Alexis Fund FEE 1                      5/10/02
The Tocqueville Trust NL
      The Tocqueville Fund FEE 1                             4/11/97
      The Tocqueville Gold Fund FEE 1                        9/1/98
      The Tocqueville International Value Fund FEE 1         4/11/97
      The Tocqueville Small Cap Value Fund FEE 1             4/11/97

NL Indicates that Fund Company is a "no-load" or "no sales charge" Fund Company as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. ("NASDR"), as amended from time to time ("Rule 2830").

* Indicates that Fund has no sales charge, as that term is defined in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"), such Fund's Rule 12b-1 Plan does not exceed 25 basis points per annum.

SI Indicates that Fund is available only to MFMP investors:

             (i) who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services and clients of such investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab's system;

            (ii) who are customers of financial institutions clearing transactions through Schwab; and

            (iii) who are participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts" for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as record-keeper.

FEE 1 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule II.

Accepted by:
CHARLES SCHWAB & CO., INC.

By:                                       By:
      ------------------------------             ------------------------
      Fred Potts
      Vice President/Mutual Funds         Name:
      Operations Administration                  ------------------------

                                             as                           of
                                                 ------------------------
Date:                                                    (Title)
      ------------------------------
                                          each Fund Company listed on this
                                          Schedule I, on behalf of each such
                                          Fund Company and on behalf of each
                                          Fund

                                          Date:
                                                ------------------------

 AMENDMENT TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT TO THE OPERATING
                                    AGREEMENT

      This Amendment is made as of May 10, 2002, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation; The Charles Schwab Trust Company ("CSTC"), a California banking corporation; and each registered investment company ("Fund Company") listed on Schedule I hereto, on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") which are parties to an Operating Agreement, made as of April 11, 1997, and amends the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of April 11, 1997 ("RPOP Amendment"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the RPOP Amendment.

      WHEREAS, the parties wish to amend Schedule I to the RPOP Amendment;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

      1. Schedule I of the RPOP Amendment shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

2. Except as specifically set forth herein, all other provisions of the RPOP Amendment shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.

By:                                       By:
      ------------------------------          --------------------------
      Fred Potts
      Vice President/Mutual Funds         Name:
      Operations Administration                -------------------------

                                             as                            of
                                                ------------------------
                                                         (Title)

                                          each Fund Company listed on Schedule
                                          I hereto, on behalf of each Fund
                                          Company and on behalf of each Fund
THE CHARLES SCHWAB TRUST COMPANY

By:
      ------------------------------
      Gregory Munson                      Date:
      Vice President                            ------------------------


Date:
      ------------------------------

                                   SCHEDULE I
 TO THE RETIREMENT PLAN ORDER PROCESSING AMENDMENT TO THE OPERATING AGREEMENT


                                 FUND COMPANIES
                              --------------------

                          The Tocqueville Alexis Trust
                              The Tocqueville Trust

                               OPERATING AGREEMENT

      This Agreement is made as of April 11, 1997, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company executing this Agreement ("Fund Company"), on its own behalf and on behalf of each of its series or classes of shares listed on Schedule I, as amended from time to time (such series of classes being referred to as "Fund(s)"). In the event there are no series or classes of shares listed on
Schedule I, then the term "Fund(s)" shall mean "Fund Company ".

      WHEREAS Fund Company wishes to have shares of the Fund(s) available for purchase and redemption by Schwab's brokerage customers through Schwab's Mutual Fund Marketplace@ ("MFMP");

      WHEREAS certain policies, procedures and information are necessary to enable the Fund(s) to participate in the MFMP; and

      WHEREAS Schwab is willing to permit the Fund(s) to participate in its MFMP pursuant to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.    Operating Procedures
      --------------------

            Schwab will open as omnibus account (the "Account") with each Fund through which it will purchase and redeem shares, settle transactions, reconcile transactions, obtain pricing, reinvest distributions and maintain records in accordance with the Operating Procedures set forth in Exhibit A hereto. In addition, the parties agree to transfer accounts, communicate with Fund shareholders and perform other obligations in accordance with the Operating Procedures.

2. Qualification Requirements
   --------------------------

a. Schwab will only place purchase orders for shares of a Fund on behalf of a customer whose account address recorded to Schwab's books is in a state or other jurisdiction in which Fund Company has advised Schwab that such Fund has qualified its shares for sale under applicable law. Fund Company shall advise Schwab immediately if any such qualification is terminated or if it wishes Schwab not to place purchase orders for a Fund on behalf of its customers who reside in a particular state or other jurisdiction.

b. Schwab will, upon request, (i) furnish Fund Company with monthly written statements of the number of shares of each Fund purchased on behalf of Schwab customers resident in one or more states, or other jurisdictions indicated by Fund Company or (ii) on a daily basis, transmit to an electronic database provider with whom Schwab has established effective systems interfaces information regarding the number of shares of each Fund sold in each state for retrieval by Fund Company. Fund Company shall be responsible for all reasonable fees and other reasonable charges of such database provider to connection with Schwab's transmission of such information to and Fund Company's retrieval of such information from such database provider.

c. Fund Company agrees that any rescission offer that is made to shareholders who own shares directly with a Fund will also be made to Schwab customers who would be entitled to such rescission offer if they owned shares directly with the Fund. Fund Company will provide Schwab with a letter on Fund Company letterhead containing the terms of any such rescission offer, and Schwab may send this writing, or any derivation thereof, to the affected Schwab customers. To assist Fund Company in effecting any such rescission offer, Schwab agrees to provide Fund Company with relevant information regarding any affected Schwab customer, including the account number, the number of shares purchased and redeemed, if any, the dates of the purchase(s) and redemption(s), if any, and the dollar amount of such transactions.

3. Compliance Responsibilities
   ---------------------------

a. Fund Company is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material of or relating to each Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by Schwab that was not published or provided to Schwab by or on behalf of Fund Company or any Affiliate (defined below) or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate), (ii) the distribution and tabulation of proxies in accordance wish all applicable laws, rules and regulations (except for such proxy related services provided by Schwab's mailing agent), (iii) the registration or qualification of the shares of each Fund under all applicable laws, rules and regulations, and (iv) the compliance by Fund Company and each Affiliate of Fund Company, as that term is defined below, with all applicable laws, rules and regulations (including the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended), and the rules and regulations of each self-regulatory organization with jurisdiction over Fund Company or Affiliate, except to the extent that the failure to so comply by Fund Company or any Affiliate is caused by Schwab's breach of this Agreement. An "Affiliate" of a person means (i) any person directly or indirectly controlling, controlled by, or under common control with, such person, (ii) any officer, director, partner, corporation, or employee of such person, and (iii) if such person is an investment company, any investment advisor thereof or any member of the advisory board thereof.

b. In the event that the Account holds five percent (5%) or more of the outstanding Fund shares, Fund Company will be responsible for requesting Schwab to confirm its status as shareholder of record and to confirm whether any Schwab customer beneficially owns five percent (5%) or more of the outstanding Fund shares through its Schwab brokerage account. For this purpose, Fund Company shall indicate in its inquiry the number of Fund shares that equal five percent (5%) of outstanding Fund shares. Schwab shall promptly reply to any such inquiries.

c. Schwab is responsible for Schwab's compliance with all applicable laws, rules and regulations governing Schwab's performance under this Agreement, except to the extent that Schwab's failure to comply with any law, rule or regulation is caused by Fund Company's breach of this Agreement, or its willful misconduct or negligence in the performance of failure to perform its obligations under this Agreement.

d. Except as set forth in this Agreement or as otherwise agreed upon in writing by the patties, any communication, instruction or notice made pursuant to this Agreement shall be made orally, provided that such oral communication is on a recorded telephone line or is promptly confirmed in writing by facsimile transmission. Schwab is entitled to rely on any communications, instructions or notices which it reasonably believes were provided to it by Fund Company, any Affiliate or their agents authorized to provide such communications, instructions or notices to Schwab, and on communications, instructions or notices provided to it by its customers. Fund Company is entitled to rely on any communications, instructions or notices it reasonably believes were provided to it Schwab, or its agents authorized to provide such communications, instructions or notices to Fund company.

e. Except to the extent otherwise expressly provided in this Agreement, neither party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

f. Fund Company and each Fund shall indemnify and hold harmless Schwab and each director, officer, employee and agent of Schwab from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of (i) any untrue statement of material fact at any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material published or provided to Schwab by or on behalf of Fund Company or any Affiliate or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund,
(iii) any breach by Fund Company of any representation, warranty or agreement contained in this Agreement, or (iv) any willful misconduct or negligence by Fund Company or a Fund in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by Schwab's breach of this Agreement or its willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement This
Section 3(f) shall survive termination of this Agreement.

4. Account Establishment and Maintenance Fees
   ------------------------------------------

            Fund Company shall pay to Schwab such fees as are set forth on
Schedule II hereto to reimburse Schwab for its costs in establishing and maintaining Account(s) for each Fund. Fees attributable to establishment of the Account(s) for a Fund shall be paid prior to establishment of the Account(s) for the Fund. Fees attributable to maintaining the Account(s) for each Fund shall be billed on an annual basis on December 31 and paid promptly, in no event later than thirty (30) days after billing. Such payment shall be by wire transfer. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

5. Representations and Warranties
   ------------------------------

a. Fund Company represents and warrants to Schwab that each Fund is in compliance with the conditions and qualifications set forth in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as amended from time to time ("Rule 2830"), which enable an NASD member to offer or sell shares in the Fund. Fund Company represents and warrants that each Fund marked with an asterisk on Schedule I is a "no load" or "no sales charge" Fund as defined in Rule 2830. If a Fund, for any reason, fails to satisfy the terms and conditions of Rule 2830, Fund Company will notify Schwab immediately of the Fund's disqualification and the reason therefor.

b. Schwab represents and warrants that Schwab is a member of the NASD.

6. Use of Parties' Names
   ---------------------

a. Without Schwab's prior written consent Fund Company will not cause or permit the use, description, or reference to Schwab, or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities.

b. Fund Company authorizes Schwab to use the names or other identifying marks of Fund Company and Fund in connection with the operation of the MFMP. Fund Company may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Company's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Company or such Fund, or (ii) if any of the Funds cease to be available through the MFMP; provided, however, that Schwab may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization or in the process of being prepared or printed at the time of such withdrawal.

7. Proprietary Information
   -----------------------
            Each parry hereto acknowledges that the identities of the other party's customers, information maintained by such other party regarding those customers, and all computer programs and procedures developed by such other party or such other party's Affiliates or agents in connection with such other party's performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any list or compilation of the identities of or other information about the other party's customers, or any other property of such party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property, except
(i) with the other party's prior written consent, or (ii) as required by law or judicial process. Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party, for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

8.    Assignability
      -------------

            This Agreement is not assignable by either party without the other party's prior written consent, and any attempted assignment in contravention hereof shall be null and void and not merely voidable; provided, however, that Schwab may, without the consent of Fund Company, assign its rights and obligations under this Agreement to any Affiliate.

9.    Exhibits and Schedules; Entire Agreement
      ----------------------------------------

            All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedule hereto) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the date on which this Agreement has been executed and delivered by Schwab and Fund Company.

10.   Amendment
      ---------

            This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except as provided in this
Section 10. Exhibit A and Schedule II may each be amended by Schwab on forty
(40) days' written notice to Fund Company or such earlier time as shall be agreed to by the parties. Exhibits B and C shall be amended by Fund Company in the event of any change to the information contained therein.

11.   Governing Law
      -------------

            This Agreement shall be governed by and interpreted under the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the state.

12.   Counterparts
      ------------

            This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

13. Effectiveness and Termination
    -----------------------------

   a. Upon Schwab's acceptance of Schedule I, as amended from time to time, the effective date of this Agreement as to any Fund shall be the later of the date or which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I.

   b. This Agreement may be terminated as to any Fund by Schwab immediately upon written notice to fluid Company- This Agreement maybe terminated as to any Fund by Fund Company upon thirty (30) days' written notice to Schwab.

   c. Upon the termination date for any Fund, Schwab will no longer make the fund shares available for purchase by Schwab's customers through the MFMP. Schwab reserves the right to transfer the Fund shares of its customers out of the Account. If Schwab continues to hold the Fund shares on behalf of its customers in the Account, the parties agree to be obligated under, and act in accordance with, the terms and conditions of this Agreement with respect to such shares.

            IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.                THE TOCQUEVILLE TRUST, on
                                          its own behalf and on behalf of
                                          each Fund listed on Schedule I
By:                                       hereto, as amended from time to time
      ------------------------------
      Fred Potts
      Vice President/Mutual Funds
      Operations Administration           By:
                                                ------------------------

Date:                                     Name:
      ------------------------------            ------------------------

                                          Title:
                                                ------------------------

                                          Date:
                                                ------------------------

                                   SCHEDULE I
                           TO THE OPERATING AGREEMENT

Fund Company(ies)/Fund(s)                        Effective Date
------------------------                         --------------
The Tocqueville Trust
      The Tocqueville Fund SI                       4/11/97
      The Tocqueville Small Cap Value Fund SI       4/11/97
      The Tocqueville International Value Fund SI   4/11/97
      The Tocqueville Government Fund SI            4/11/97




* Indicates that Fund is a "no-load" or "no sales charge" Fund as defined in Rule 2830 of the Conduct Rules of National Association of Securities Dealers, Inc.

SI Indicates that Fund is available only to Schwab Institutional customers.

                                          THE TOCQUEVILLE TRUST, on its
                                          own behalf and on behalf of each
                                          Fund listed on this Schedule I, as
Accepted by:                              amended from time to time


CHARLES SCHWAB & CO., INC.
                                          By:
                                                ------------------------
By:
      ------------------------------
      Fred Potts                          Name:
      Vice President/Mutual Funds               ------------------------
      Operations Administration
                                          Title:
                                                 -----------------------

Date:                                     Date:
      ------------------------------            ------------------------

                                   SCHEDULE II
                           TO THE OPERATING AGREEMENT
             FEES TO ESTABLISH AND MAINTAIN ACCOUNT(S) FOR A FUND

ESTABLISHMENT FEES

      The Establishment Fee shall be $12,000 for the Account(s) for the initial Fund established on Schwab's system, and $4,500 for the Account(s) for each additional Fund, whether added at the same time or subsequent to the initial Fund,

MAINTENANCE FEE

      a. The Maintenance Fee as to the Account(s) for each Fund shall be charged in advance, annually, on December 31 ("Assessment Date") commencing on the first Assessment Date after the establishment of the Account(s) for the Fund on the Schwab system. The Maintenance Fee as to the Account(s) of a Fund shall not be prorated in the event of termination of this Agreement as to such Fund prior to the end of a calendar year for which such Maintenance Fee has been charged,

      b. The Maintenance Fees as to the Account(s) for each Fund shall be determined based on the aggregate value of all shares of a Fund contained in all Account(s) as the Fund on the Assessment Date. The Maintenance Fees are as follows:

Aggregate Value of All Shares             Maintenance Fee
-----------------------------             ---------------
Up to arid including $2.5 million                  $4,500

Over $2.5 million and up to and                    $3,000
including $5 million
Over $5 million                                        $0

      c. For purposes of this calculation, the value of the shares of each Fund will be thenet asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any Assessment Date unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the next business day after the Assessment Date to which the error relates.

                                    EXHIBIT A

                              OPERATING PROCEDURES

      1.    The Account
            -----------

            a. Schwab will open an Account with each Fund. The Account shall be registered:

                  Charles Schwab & Co., Inc.
                  Special Custody Account for the Exclusive Benefit of Customers
                  Attention: Mutual Funds
                  101 Montgomery Street
                  San Francisco, California  94104

The Account will be set up for the reinvestment of capital gains and dividend distributions.

            b. The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

            c. The parties acknowledge that the Account is an omnibus account in Schwab's name with shares held by any number of beneficial owners. Schwab represents that the shares in the Account are customer securities and are segregated from Schwab's own assets. Fund Company represents that the shares in the Account are carried free of any charge, lien or payment of any kind in favor of the Fund or any person claiming through the Fund.

            d. The Account shall be kept open on the Fund's books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund's prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

            e. Schwab has the right to open additional accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessarily for Schwab to open an account with a Fund for the payment of distributions in cash, the term "Account" shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash.

            f. Schwab reserves the right to issue instructions to each Fund to move shares between the Account and any other account Schwab may open.

2. Purchase and Redemption Orders
   ------------------------------

      For each day on which any Schwab customer places with Schwab a purchase or redemption order for shares of a Fund, Schwab shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to the Fund an aggregate purchase order and an aggregate redemption order. Schwab will accept orders to purchase and redeem Fund shares from its customers no later than 4:00 p.m. Eastern Time (market close). Schwab will communicate the order to the Fund prior to a mutually agreed upon time.

3. Settlement of Transactions
   --------------------------

            a. Schwab will transmit the purchase price of the aggregate purchase order to the Fund by wire transfer on the next business day after the trade date. For purposes of this Agreement, a "business day" is any day the New York Stock Exchange is open for trading.

            b. For each business day on which Schwab places a redemption order for a Fund within the time designated by the Fund, Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption orders for the Fund(s) placed by Schwab on that day. Such redemption proceeds will be sent by wire transfer on the next business day following the trade date for the redemption orders; provided that Fund Company in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfer of redemption proceeds shall be separate from wire transfers for other purposes.

            c. Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Fund wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire.

            d. Should a Fund need to extend settlement on a trade, Fund Company must contact Schwab on trade date to discuss the extension. For purposes of determining the length of settlement, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

            e. In the event that a Fund cannot verify redemption proceeds, Fund Company will settle trades and forward redemption proceeds in accordance with this Agreement based on the information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

            f. Fund Company represents that each Fund that has reserved the right to redeem in kind has filed Form N-18F-1 with the Securities and Exchange Commission. For purposes of complying with the Fund's election on Form N-18F-1, Fund Company agrees that it will treat as a "shareholder" each shareholder that holds Fund shares through the Account, provided that Schwab provides to Fund Company, upon request, the name or account number, number of Fund shares and other relevant information for each such shareholder. Fund Company acknowledges that treatment of Schwab as the sole shareholder of Fund shares held in the Account for purposes of applying the limits in Rule 18f-1 under the 1940 Act would be inconsistent with the intent of Rule 18f-1 and the Fund's election on Form N-18F-1 and could unfairly prejudice shareholders that hold Fund shares through the Account.

4. Account Reconstruction Requirements
   -----------------------------------

            a. Schwab shall verify, on a next day basis, orders placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any Use of activity must be shown with its corresponding "as of" dates.

            b. Schwab must receive statements on or before the eighth business day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transaction by direct or indirect systems access.

            c. The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. If an error is not corrected by the day following discovery, each party agrees to make best efforts to avoid this from hindering any routine daily operational activity.

5. Pricing
   -------

      Every business day on which there is a transaction in the Account and for each month-end business day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund's closing net asset value and public offering price (if applicable] for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

6. Distributions
   -------------

            a. Fund Company shall provide distribution information to Schwab in a timely manner to enable Schwab to pay distributions to its customers on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (i) the record date, exdividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) business days prior to record date, (ii) the record date share balance in the Account and the distribution rate per share on the first business day after record date, and (iii) the reinvest price per share as soon as it is available. Other distribution information required by Schwab from time to time for payment of distributions to its customers shall be provided by Fund Company on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

            b. For purposes of effecting cash distributions for customers who have elected to receive their capital gains distributions and/or dividends in cash, prior to 10:00 a.m., Eastern Time, on the next business day following receipt of the reinvest price per share as provided in paragraph 6(a)(iii) above, Schwab shall notify Fund Company of the aggregate number of Fund shares with respect to which the purchase is required to be voided. Fund Company agrees that the purchase of such aggregate number of Fund shares may be voided. Fund Company or such Fund shall wire the proceeds of such voided transaction from the Fund to Schwab on the same business day. Schwab shall use such voided transaction proceeds to pay the distribution in cash to Schwab customers who have elected to receive such distributions in cash.

            c. For each Fund that pays daily dividends, Fund Company shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and amount transfers and period-to-date accrual amounts.

            d. In the event that Schwab maintains an Account with a Fund for the payment of distributions in cash, Fund Company shall wire, on payable date, any cash distribution from the Fund to Schwab.

            e. For each Fund that pays daily dividends, each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

            f. For annual tax reporting purposes, Fund Company shall inform Schwab of the portion of each Fund's distributions that include any of the following: foreign source income, tax exempt income by state of origin or return of capital.

            g. In conformance with its status as a broker/dealer holding its customers securities in street name, Schwab shall prepare and file with the appropriate governmental agencies such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends arid other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

            h. Upon notice from Fund Company, Schwab shall effect mergers, splits and other reorganization activities of a Fund for its customers.

7. Price and Distribution Rate Errors
   ----------------------------------

            a. In the event adjustments are required to correct any error in the computation of the net asset value or public offering price of a Fund's shares or in the distribution rate for a Fund's shares, Fund Company shall notify Schwab upon discovering the need for such adjustment. Notification can be made orally, but must be confirmed in writing.

            b. Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the Account until such agreement is reached. Following resolution, upon request by Schwab, Fund Company shall provide Schwab with written notification of the resolution. The letter shall be written on Fund Company letterhead and must state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that Schwab may send this writing, or derivation thereof, to Schwab's customers whose accounts are affected by the price or rate change.

            c. If a Schwab customer has received cash in excess of what he is entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit the customer's brokerage account in the amount of such excess, but only to the extent of any cash in the account, and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts. Upon the request of Fund Company, Schwab shall provide Fund Company with the name of Schwab's customer and other relevant information concerning the customer's brokerage account to assist Fund Company in the collection from Schwab's customer of any such excess amount not repaid to the Fund.

            d. If adjustment is necessary to correct an error which has Schwab's Schwab's customers to receive dollars or shares less than that to which they are entitled, the Fund shall, as appropriate and as mutually agreed by the parties pursuant to 7(b) above, make all necessary adjustments to the number of shares owned in the Account and/or distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such shares or payment to each Schwab customer.

            e. For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund. When making adjustments for an error, a Fund shall not net transactions for that day in the Account.

8. Record Maintenance
   ------------------

            a. Schwab shall maintain records for each of its customers who holds Fund shares through the Account, which records shall include:

            i.     Number of shares;
            ii. Date, price and amount of purchases and redemptions (including dividend reinvestments) and date and amounts of dividends paid for at least the current year to date;
            iii. Name and address of each of its customers, including zip codes and social security numbers of taxpayer identification numbers;
            iv.    Records of distributions and dividend payments;
            v.     Any transfers of shares; and
            vi.    Overall control records.

            b. Schwab will be responsible for accurately posting transactions in Fund shares to its customers' brokerage accounts.

9. Transfer of Accounts
   --------------------

            a. Fund Company agrees to transfer shares between accounts for Schwab customers or other street name brokers held directly with a Fund and the Account on the Fund's records. For the purpose of expediting direct transfers from accounts for Schwab customers, Fund Company will accept by facsimile transmission a summary sheet of information ("Summary Sheet") indicating the customers' names, account numbers, :the Fund affected and the number of shares to be re-registered. For record keeping purposes, actual copies of transfer forms will be forwarded to a Fund upon its request for such forms.

            b. Schwab represents and warrants that for each transfer indicated in the Summary Sheet, it holds each underlying instruction for re-registration signed by its customer, and that its customer's signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange's Medallion Signature Program. Schwab will retain these documents for the period required by any applicable law, rule or regulation.

            c. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company ("indemnified person") from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer effected by the Fund in reliance on the Summary Sheet to the same extent as provided under the New York Stock Exchange's Medallion Signature Program, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions on the summary sheet of information.

            d. Fund Company shall process all transfer requests into the appropriate Account. Schwab as custodian is qualified to accept in the Accounts shares from Fund IRA, Keogh or 401(k) accounts. At no time shall any Fund establish separate accounts registered to Schwab for the benefit of individual shareholders. In the event any such account is mistakenly opened, Schwab reserves the right to instruct such Fund to move Fund shares to the Account.

            e. Fund Company must confirm to Schwab the completion of each transfer an the day it occurs. The confirming information shall include the number of shares, date ("as of" date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401(k), etc.).

            f. Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for "trailing" dividends. Should a "trailing" dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) business days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer's social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

            g. If Schwab customers submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon Schwab's request, Fund Company agrees to provide the status of said certificates and book share balances.

10. Shareholder Communication
    -------------------------

a. Fund Company shall arrange with Schwab, or a mailing agent designated or approved by Schwab, for the distribution of the materials listed below to all of Schwab's customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

             i. All proxy or information statements prepared for circulation to shareholders of record of such Fund;
            ii. Annual reports;
           iii. Semi-annual reports;
            iv. Quarterly reports (if applicable); and
             v. All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for Schwab or the mailing agent's fees in connection with this service as well as for timely distribution. Fund Company agrees to have Schwab or the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

            b. In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its own expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund's prospectus.

            c. If Schwab acts as clearing broker in an omnibus relationship with a correspondent bank or broker ("Correspondent"), upon the request of Schwab, Fund Company shall also provide to Schwab, in a timely manner, sufficient supplies of Fund materials identified in Sections 10(a) and 10(b) for Schwab to give to Correspondent for the distribution of such materials to Correspondent's customers who hold Fund shares.

            d. Fund Company shall ensure that the prospectus of each of its Funds discloses that a broker may charge transaction fees on the purchase and/or sale of Fund shares. Fund Company shall also ensure that either the prospectus, or the statement of additional information if the statement of additional information is incorporated in the prospectus, of each of its Funds discloses
(i) that the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available, (ii) that the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services, and (iii) that the annual report contains additional performance information and will be made available to investors upon request and without charge.

            e. Schwab shall mail statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

            f. Schwab shall respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers after the effective date of this Agreement, Schwab shall provide average cost basis reporting to assist customers in the preparation of income tax returns.

11. New Processing Systems
    ----------------------

      Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.